AMENDMENT TO CONTRACT P01162

BETWEEN

THE SECRETARY OF THE DEPARTMENT OF HEALTH AND HUMAN
SERVICES

AND

WELLCARE OF FLORIDA, INC.

Pursuant to the provisions of Sections 1851 through 1859 of the Social Security Act, the contract between the Secretary of the U.S. Department of Health and Human Services and WellCare of Florida, Inc. is hereby amended as follows:

Article II: Coordinated Care Plan

The service area for H1032 is expanded to include Charlotte, Clay, Okaloosa, and Sarasota Counties in the State of Florida.

This amendment will be in force effective July 1, 2005

05/11/05	/s/ Rose Crum Johnson

DATE	Rose Crum Johnson
Regional Administrator
Centers for Medicare & Medicaid Services

5/6/05	/s/ Todd S. Farha

DATE	Todd S. Farha
CEO
WellCare of Florida, Inc.